Exhibit 99

FOR IMMEDIATE RELEASE
July 19, 2018

Cintas Corporation Announces
Fiscal 2018 Fourth Quarter Results

CINCINNATI, July 19, 2018 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2018 fourth quarter ended May 31, 2018.

Revenue for the fourth quarter of fiscal 2018 was approximately $1.67 billion, an increase of 9.1% over last year’s fourth quarter. The organic revenue growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 5.1%. As a reminder, we closed on the acquisition of G&K Services, Inc. (G&K) on March 21, 2017, so the organic growth rate no longer adjusts for that acquisition. The organic revenue growth rates for the Uniform Rental and Facility Services and First Aid and Safety Services reportable operating segments were 5.3% and 9.4%, respectively.

Operating income for the fourth quarter of fiscal 2018 of $265 million increased 49.7% from last year’s fourth quarter operating income of $177 million. Operating income was reduced $15 million in the fourth quarter of fiscal 2018 and $63 million in the fourth quarter of fiscal 2017 by transaction and integration expenses related to the G&K acquisition.

Scott D. Farmer, Cintas’ Chairman and Chief Executive Officer, stated, “We are pleased to report another quarter of strong financial results. Operating income excluding G&K transaction and integration expenses increased 16.4% over last year’s fourth quarter, resulting in an adjusted operating margin of 16.8% for the fourth quarter of fiscal 2018 compared to 15.8% last year. In addition, we continued to make substantial progress on two significant investments. The first is the acquisition of G&K. We have now closed nearly all operations necessary to eliminate redundancies, which is 63 operations to date. Also, all G&K operations have been converted to Cintas operating systems. The second is the implementation of an enterprise resource planning system. We converted 29 more operations to the new system in the fourth quarter, for a total of 108 so far, which is 34% of the total including G&K operations.”

Net income from continuing operations for the fourth quarter of $189 million increased 130.4% from last year’s fourth quarter. Earnings per diluted share (EPS) from continuing operations for the fourth quarter of fiscal 2018 were $1.68 compared to $0.75 for last year’s fourth quarter. Fiscal 2018 and fiscal 2017 fourth quarter EPS included a negative impact of $0.09 and $0.50, respectively, from transaction and integration expenses related to the G&K acquisition. Excluding G&K transaction and integration expenses, adjusted EPS from continuing operations for the fourth quarter were $1.77 compared to $1.25 for last year’s fourth quarter, an increase of 41.6%.

For the fiscal year ended May 31, 2018, revenue was $6.47 billion, an increase of 21.7% over the prior fiscal year. Organic growth was 7.1%. Earnings per diluted share from continuing operations for fiscal 2018 were $7.03 compared to $4.17 for last fiscal year. Fiscal 2018 EPS included a benefit of $1.59 in the third quarter from the enactment of The Tax Cuts and Jobs Act (the Tax Act) but was negatively impacted by $0.24 due to a one-time cash payment to Cintas employees following the enactment of the Tax Act. In addition, fiscal 2018 and fiscal 2017 EPS included a negative impact of $0.26 and $0.60, respectively, from transaction and integration expenses related to the G&K acquisition.

Mr. Farmer continued, “We finished the year strong and beat our fourth quarter revenue and EPS guidance. In doing so, we solidified the year and added to our record of success. We have now grown revenue and net income 47 of the past 49 years, with the only exception being the two years of the Great Recession. Fiscal 2018’s financial achievement was especially noteworthy given that it was accomplished in a period of extreme change management in which we were also integrating our largest acquisition to-date and implementing a new enterprise resource planning system. Fiscal 2018 was also special because we were included for the first time in the Fortune 500. The inclusion reflects our strong financial growth, expanding line of products and services and innovative technologies. It is a testament to the hard work and dedication of our employee-partners to our shareholders, customers and company. We aren’t finished yet, however. We look forward to climbing even higher in the ranking.”

Mr. Farmer concluded, “Looking ahead to next year, we expect fiscal 2019 revenue to be in the range of $6.75 billion to $6.82 billion and EPS from continuing operations to be in the range of $7.00 to $7.15. This EPS guidance excludes the impact of any fiscal 2019 share buybacks. It also excludes G&K integration expenses. However, we expect G&K integration expenses to be incurred in fiscal 2019 as we continue to integrate this significant acquisition, and we estimate that they will total $15 million to $20 million.”

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe and the actual amounts of future integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2017 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2018	May 31, 2017	% Change
Revenue:
Uniform rental and facility services	$1,342,786	$1,220,015	10.1%
Other	326,764	310,272	5.3%
Total revenue	1,669,550	1,530,287	9.1%

Costs and expenses:
Cost of uniform rental and facility services	737,998	676,389	9.1%
Cost of other	179,214	175,172	2.3%
Selling and administrative expenses	471,807	437,672	7.8%
G&K Services, Inc. transaction and integration expenses	15,031	63,746	(76.4)%

Operating income	265,500	177,308	49.7%

Interest income	(370)	(130)	184.6%
Interest expense	24,828	45,389	(45.3)%

Income before income taxes	241,042	132,049	82.5%
Income taxes	51,744	49,875	3.7%
Income from continuing operations	189,298	82,174	130.4%
(Loss) income from discontinued operations, net of tax	(3,127)	2,063	(251.6)%
Net income	$186,171	$84,237	121.0%

Basic earnings (loss) per share:
Continuing operations	$1.74	$0.76	128.9%
Discontinued operations	(0.03)	0.02	(250.0)%
Basic earnings per share	$1.71	$0.78	119.2%

Diluted earnings (loss) per share:
Continuing operations	$1.68	$0.75	124.0%
Discontinued operations	(0.02)	0.01	(300.0)%
Diluted earnings per share	$1.66	$0.76	118.4%

Weighted average number of shares outstanding	106,879	105,325
Diluted average number of shares outstanding	110,574	109,023

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2018	May 31, 2017	% Change
Revenue:
Uniform rental and facility services	$5,247,124	$4,202,490	24.9%
Other	1,229,508	1,120,891	9.7%
Total revenue	6,476,632	5,323,381	21.7%

Costs and expenses:
Cost of uniform rental and facility services	2,886,959	2,307,774	25.1%
Cost of other	681,150	635,312	7.2%
Selling and administrative expenses	1,916,792	1,527,380	25.5%
G&K Services, Inc. transaction and integration expenses	41,897	79,224	(47.1)%

Operating income	949,834	773,691	22.8%

Interest income	(1,342)	(237)	466.2%
Interest expense	110,175	86,524	27.3%

Income before income taxes	841,001	687,404	22.3%
Income taxes	57,069	230,118	(75.2)%
Income from continuing operations	783,932	457,286	71.4%
Income from discontinued operations, net of tax	58,654	23,422	150.4%
Net income	$842,586	$480,708	75.3%

Basic earnings per share:
Continuing operations	$7.24	$4.27	69.6%
Discontinued operations	0.54	0.22	145.5%
Basic earnings per share	$7.78	$4.49	73.3%

Diluted earnings per share:
Continuing operations	$7.03	$4.17	68.6%
Discontinued operations	0.53	0.21	152.4%
Diluted earnings per share	$7.56	$4.38	72.6%

Weighted average number of shares outstanding	106,593	104,964
Diluted average number of shares outstanding	109,810	107,783

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	May 31, 2018	May 31, 2017
Uniform rental and facility services gross margin	45.0%	44.6%
Other gross margin	45.2%	43.5%
Total gross margin	45.1%	44.4%
Net income margin, continuing operations	11.3%	5.4%

	Twelve Months Ended
	May 31, 2018	May 31, 2017
Uniform rental and facility services gross margin	45.0%	45.1%
Other gross margin	44.6%	43.3%
Total gross margin	44.9%	44.7%
Net income margin, continuing operations	12.1%	8.6%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	May 31, 2018	May 31, 2017
Income from continuing operations	$189,298	$82,174
Less: income from continuing operations allocated to participating securities	2,981	951
Income from continuing operations available to common shareholders	$186,317	$81,223

Basic weighted average common shares outstanding	106,879	105,325
Effect of dilutive securities - employee stock options	3,695	3,698
Diluted weighted average common shares outstanding	110,574	109,023

Diluted earnings per share from continuing operations	$1.68	$0.75

	Twelve Months Ended
	May 31, 2018	May 31, 2017
Income from continuing operations	$783,932	$457,286
Less: income from continuing operations allocated to participating securities	11,794	8,168
Income from continuing operations available to common shareholders	$772,138	$449,118

Basic weighted average common shares outstanding	106,593	104,964
Effect of dilutive securities - employee stock options	3,217	2,819
Diluted weighted average common shares outstanding	109,810	107,783

Diluted earnings per share from continuing operations	$7.03	$4.17

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides an additional non-GAAP financial measure of cash flow. The Company believes that this non-GAAP financial measure is appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is shown below.

Computation of Free Cash Flow

	Twelve Months Ended
	May 31, 2018	May 31, 2017
Net cash provided by operations	$964,160	$763,887
Capital expenditures	(271,699)	(273,317)
Free cash flow	$692,461	$490,570

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended May 31, 2018
Revenue	$1,342,786	$147,707	$179,057	$—	$1,669,550
Gross margin	$604,788	$69,402	$78,148	$—	$752,338
Selling and administrative expenses	$368,144	$48,275	$55,388	$—	$471,807
G&K Services, Inc. transaction and integration expenses	$15,031	$—	$—	$—	$15,031
Interest income	$—	$—	$—	$(370)	$(370)
Interest expense	$—	$—	$—	$24,828	$24,828
Income (loss) before income taxes	$221,613	$21,127	$22,760	$(24,458)	$241,042

For the three months ended May 31, 2017
Revenue	$1,220,015	$134,358	$175,914	$—	$1,530,287
Gross margin	$543,626	$59,814	$75,286	$—	$678,726
Selling and administrative expenses	$336,400	$45,551	$55,721	$—	$437,672
G&K Services, Inc. transaction and integration expenses	$63,746	$—	$—	$—	$63,746
Interest income	$—	$—	$—	$(130)	$(130)
Interest expense	$—	$—	$—	$45,389	$45,389
Income (loss) before income taxes	$143,480	$14,263	$19,565	$(45,259)	$132,049

For the twelve months ended May 31, 2018
Revenue	$5,247,124	$564,706	$664,802	$—	$6,476,632
Gross margin	$2,360,165	$265,785	$282,573	$—	$2,908,523
Selling and administrative expenses	$1,500,644	$190,567	$225,581	$—	$1,916,792
G&K Services, Inc. transaction and integration expenses	$41,897	$—	$—	$—	$41,897
Interest income	$—	$—	$—	$(1,342)	$(1,342)
Interest expense	$—	$—	$—	$110,175	$110,175
Income (loss) before income taxes	$817,624	$75,218	$56,992	$(108,833)	$841,001

For the twelve months ended May 31, 2017
Revenue	$4,202,490	$508,233	$612,658	$—	$5,323,381
Gross margin	$1,894,716	$230,166	$255,413	$—	$2,380,295
Selling and administrative expenses	$1,138,345	$177,378	$211,657	$—	$1,527,380
G&K Services, Inc. transaction and integration expenses	$79,224	$—	$—	$—	$79,224
Interest income	$—	$—	$—	$(237)	$(237)
Interest expense	$—	$—	$—	$86,524	$86,524
Income (loss) before income taxes	$677,147	$52,788	$43,756	$(86,287)	$687,404

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	May 31, 2018	May 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$138,724	$169,266
Marketable securities	—	22,219
Accounts receivable, net	804,583	736,008
Inventories, net	280,347	278,218
Uniforms and other rental items in service	702,261	635,702
Income taxes, current	19,634	44,320
Prepaid expenses and other current assets	32,383	30,132
Assets held for sale	—	38,613
Total current assets	1,977,932	1,954,478

Property and equipment, net	1,382,730	1,323,501

Investments	175,581	164,788
Goodwill	2,846,888	2,782,335
Service contracts, net	545,768	586,988
Other assets, net	29,315	31,967
	$6,958,214	$6,844,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$215,074	$177,051
Accrued compensation and related liabilities	140,654	149,635
Accrued liabilities	420,129	429,809
Debt due within one year	—	362,900
Liabilities held for sale	—	11,457
Total current liabilities	775,857	1,130,852

Long-term liabilities:
Debt due after one year	2,535,309	2,770,624
Deferred income taxes	352,581	469,328
Accrued liabilities	277,941	170,460
Total long-term liabilities	3,165,831	3,410,412

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY18: 182,723,471 issued and 106,326,383 outstanding FY17: 180,992,605 issued and 105,400,629 outstanding	618,464	485,068
Paid-in capital	245,211	223,924
Retained earnings	5,837,827	5,170,830
Treasury stock: FY18: 76,397,088 shares FY17: 75,591,976 shares	(3,701,319)	(3,574,000)
Accumulated other comprehensive income (loss)	16,343	(3,029)
Total shareholders’ equity	3,016,526	2,302,793

	$6,958,214	$6,844,057

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2018	May 31, 2017
Cash flows from operating activities:
Net income	$842,586	$480,708

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	215,476	171,565
Amortization of intangible assets	63,940	25,030
Stock-based compensation	112,835	88,868
Gain on sale of business	(96,400)	—
Gain on Storage	—	(1,460)
Gain on Shred-it	—	(25,457)
Asset impairment charge	—	23,331
G&K Services, Inc. transaction and integration expenses	—	31,445
Short-term debt financing fees included in net income	—	17,062
Settlement of interest rate hedge	—	30,194
Deferred income taxes	(119,295)	3,902
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(66,267)	(93,557)
Inventories, net	(3,323)	(668)
Uniforms and other rental items in service	(64,299)	(8,732)
Prepaid expenses and other current assets	(15,526)	24,201
Accounts payable	35,275	13,726
Accrued compensation and related liabilities	(9,392)	13,654
Accrued liabilities and other	42,468	(501)
Income taxes, current	26,082	(29,424)
Net cash provided by operating activities	964,160	763,887

Cash flows from investing activities:
Capital expenditures	(271,699)	(273,317)
Proceeds from redemption of marketable securities and investments	179,857	218,324
Purchase of marketable securities and investments	(153,708)	(181,065)
Proceeds from sale of business	127,835	—
Proceeds from Storage transactions	—	2,400
Proceeds from Shred-it transaction	—	25,876
Acquisitions of businesses, net of cash acquired	(19,346)	(2,102,371)
Other, net	1,363	(196)
Net cash used in investing activities	(135,698)	(2,310,349)

Cash flows from financing activities:
(Payments) issuance of commercial paper, net	(50,500)	50,500
Proceeds from issuance of debt, net	—	1,932,229
Repayment of debt	(550,000)	(250,000)
Prepaid short-term debt financing fees	—	(17,062)
Proceeds from exercise of stock-based compensation awards	41,848	31,870
Dividends paid	(175,589)	(142,433)
Repurchase of common stock	(127,319)	(20,724)
Other, net	(2,580)	(5,878)
Net cash (used in) provided by financing activities	(864,140)	1,578,502

Effect of exchange rate changes on cash and cash equivalents	5,136	(2,131)

Net (decrease) increase in cash and cash equivalents	(30,542)	29,909
Cash and cash equivalents at beginning of year	169,266	139,357
Cash and cash equivalents at end of year	$138,724	$169,266